UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2016
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Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Hudson Pacific Properties, Inc.)	27-1430478 (Hudson Pacific Properties, Inc.)
Maryland (Hudson Pacific Properties, L.P.)	80-0579682 (Hudson Pacific Properties, L.P.)
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

11601 Wilshire Blvd., Ninth Floor Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P. (the “Operating Partnership”), a Maryland limited partnership of which the Company serves as the sole general partner.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 18, 2016 at 1:00 p.m. (Pacific Time).

(b)    The voting results from the Annual Meeting were as follows:

1.
Each of the following ten directors was elected to our Board of Directors to serve until the next annual meeting of stockholders in 2017 or until their respective successors are elected and qualified, and received the number of votes set forth below. For each director, there were 905,213 broker non-votes.

Name	For	Against	Abstain
Victor J. Coleman	82,862,631	1,970,357	333,273
Theodore R. Antenucci	83,413,658	1,744,492	8,111
Frank Cohen	84,303,756	854,394	8,111
Richard B. Fried	80,960,532	4,198,746	6,983
Jonathan M. Glaser	80,896,770	4,262,508	6,983
Robert L. Harris II	84,305,554	853,724	6,983
Mark D. Linehan	83,497,999	1,661,279	6,983
Robert M. Moran, Jr.	83,839,093	1,319,057	8,111
Michael Nash	83,829,817	1,329,461	6,983
Barry A. Porter	80,876,398	4,282,630	7,233

2.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year was approved by a vote of 84,658,754 shares in favor, 1,399,573 shares against, and 13,147 shares abstaining. There were no broker non-votes.

3.
An advisory resolution approving the Company’s executive compensation was approved by a vote of 76,090,704 shares in favor, 9,060,049 shares against, and 15,508 shares abstaining. There were 905,213 broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: May 19, 2016	By:	/s/ MARK T. LAMMAS
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer